MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                STATEMENT RE: CALCULATION OF NET LOSS PER SHARE
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                                                                  YEAR ENDED DECEMBER 31,       FOR THE THREE MONTHS ENDED MARCH 31,
                                                               ------------------------------   ------------------------------------
LOSS PER SHARE DATA:                                              1995            1996               1996            1997
                                                               --------------   -------------      -------------   -------------
                                                                                                    (UNAUDITED)     (UNAUDITED)

NET LOSS AS REPORTED IN THE FINANCIAL STATEMENTS                  (5,414,878)     (4,393,965)        (1,058,977)     (1,406,533)
                                                               --------------   -------------      -------------   -------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING
                                                                   3,528,536       4,844,706          4,459,771       6,622,790

COMMON AND COMMON EQUIVALENT SHARES ISSUED
  IN THE TWELVE MONTH PERIOD PRECEDING THE FILING
  DATE OF THE INITIAL PUBLIC OFFERING AS REQUIRED BY
  SAB  NO. 83:
     COMMON STOCK
                                                                     510,698          69,869            198,181               -
     INCENTIVE STOCK OPTIONS
                                                                     266,356         266,356            276,800               -
     NON-QUALIFIED STOCK OPTIONS
                                                                      40,208          40,208             40,208               -
     WARRANTS
                                                                     778,613         778,613            778,613               -

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING AS REPORTED IN THE
                                                               --------------   -------------      -------------   -------------
  FINANCIAL STATEMENTS                                             5,124,411       5,999,752          5,753,573       6,622,790
                                                               --------------   -------------      -------------   -------------

LOSS  PER SHARE AS REPORTED IN THE FINANCIAL
  STATEMENTS                                                           (1.06)          (0.73)             (0.18)          (0.21)
                                                               ==============   =============      =============   =============

SUPPLEMENTAL LOSS PER SHARE DATA:

  NET LOSS AS REPORTED IN THE FINANCIAL STATEMENTS               (5,414,878)      4,393,965)

  INTEREST SAVED ON DEBT TO BE RETIRED:
     $257,548 OF 15% SECURED DEBT                                     38,632          38,632
     $247,250 OF  8% CONVERTIBLE DEBT                                 19,780          19,780
     $35,000 OF  NON-INTEREST DEBT AT 12/31/95                             -               -
     $120,000 OF  NON-INTEREST DEBT AT 12/31/96                            -               -
                                                               --------------   -------------
  ADJUSTED NET LOSS                                               (5,356,466)     (4,335,553)
                                                               --------------   -------------

  WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
    EQUIVALENT SHARES OUTSTANDING AS REPORTED IN THE
    THE FINANCIAL STATEMENTS                                       5,124,411       5,999,752

  SHARES NECESSARY TO PAY OFF DEBT:
     TOTAL PROCEEDS TO RETIRE DEBT OF $539,798 AT DECEMBER
       31, 1995 AND  $624,798 AT DECEMBER  31, 1996 DIVIDED
BY
       THE OFFERING  PRICE OF $4.50 PER SHARE                        119,955         138,844
                                                               --------------   -------------
  ADJUSTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING           5,244,366       6,138,596
                                                               --------------   -------------

  SUPPLEMENTAL LOSS PER SHARE                                          (1.02)          (0.71)
                                                               ==============   =============

SUPPLEMENTAL LOSS PER SHARE DATA INCLUDING
   DEBT CONVERTED TO EQUITY IN THE OFFERING:

  ADJUSTED NET LOSS                                                               (4,335,553)

  INTEREST SAVED ON DEBT TO BE CONVERTED TO EQUITY:
     $2,430,300 PRINCIPAL AMOUNT OF CONVERTIBLE DEBT
                                                                                     194,957
     $2,915,000 PRINCIPAL AMOUNT OF BRIDGE DEBT
                                                                                     141,055
                                                                                -------------

  FURTHER ADJUSTED NET LOSS                                                       (3,999,541)
                                                                                -------------

  ADJUSTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
                                                                                   6,138,596

  SHARES ADDED FROM CONVERSION OF DEBT:
    WEIGHTED AVERAGE SHARES - CONVERTIBLE DEBT
                                                                                     608,283
    WEIGHTED AVERAGE SHARES - BRIDGE DEBT
                                                                                     150,119
                                                                                -------------

  FURTHER ADJUSTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
                                                                                   6,896,998
                                                                                -------------

  FURTHER ADJUSTED SUPPLEMENTAL LOSS PER SHARE
                                                                                       (0.58)
                                                                                =============
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